Dear Shareholders,
The year of 2024 was monumental for Bolt Projects Holdings, Inc. (“Bolt”) in many ways. The most obvious was the successful closing of our business combination with Golden Arrow Merger Corporation in August 2024. In addition to this, we made other major strides to unlock the business’ potential in the coming years. Here, I’ll share my thoughts on our overarching progress.
Bolt was built to explore a frontier of biotechnology: to make the future of materials that are both high performance and sustainable. Reflecting on 2024 and looking ahead, there are three developments I want to touch on.
●Bolt’s evolution to serve the beauty ingredient market
●Bolt’s business in 2024
●A look to 2025 and beyond
Bolt’s Evolution:
Bolt’s mission is simple: way better materials for a way better world.
This mission has remained consistent throughout our 15 year history, but along the way, management learned an important lesson about how to implement it. You build better materials one material at a time. The past two years have taught us that honing in on vegan silks for use in the beauty and personal care sector is the best product-market opportunity based on both the capabilities and constraints of our technology platform and our products.
Developing products with biotechnology remains complex and time-intensive, but with over a decade and a half of experience, we have watched the time and cost to develop new products fall with each cycle. Today, we have been able to achieve cost efficiencies and product quality targets for a fraction of what we first imagined. This is a credit to the fantastic teams of thinkers and doers within Bolt and affirms the choice of biotechnology as a sector, which has seen considerable progress in tools and market acceptance over the past 20 years.
In 2024, we saw the adoption of b-silk by customers such as Freaks of Nature and Haus Labs. We also launched xl-silk as a new product from our Vegan Silk Technology Platform. We are seeing broad interest in both molecules. In addition, we developed a custom molecular complex for our fantastic partners at Goddess Maintenance Co. and their planned launch in 2025. We see this as evidence of our ability to move fast to satisfy customers with products that perform in formulation at costs consistent with customers’ margin targets.
Cost-efficiency is vital for us. It is the quality that has eluded biotechnology businesses making products for consumers for the past two decades. Bolt is now laser-focused on delivering a product that customers love and that also generates growing topline revenue and expanding gross margins for Bolt. Our emphasis is on expanding distribution of our products to drive to free cash flow generation and beyond to in turn create value for our shareholders.

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2261 Market Street, Suite 5447    boltthreads.com
San Francisco, CA 94114

This moment is one of immense opportunity for Bolt and our products. To our read, cosmetic brands’ financial performance and management commentary reveal an industry that has seen:
●Slowing growth across pricing segments, regional challenges such as China, and reduced pricing power from prestige branding after years of inflation increases;
●Consumers, conversely, more focused on ingredient effectiveness and loyal to ingredients more than brands;
●Demand from consumers for science backed formulations that deliver results they can see and feel; and
●An industry-wide interest in biotechnology to provide sophisticated solutions to formulas and amplified branding experiences.
Industry research reports, consumer sentiment analyses, and our customers tell the same story, and this combination of trends plays to Bolt’s value proposition. Our vegan silks offer a unique biotechnology solution with numerous proven benefits to hair, skin, and color formulas.

Bolt’s Business in 2024
We believe our business is at the midpoint of the cycle for launching vegan silk as a new ingredient class to the market. We see ourselves as 18 months into a 36 month launch cycle of progressing through customers’ pipelines.
In 2024, we saw topline revenues of approximately $1.4M which represents a 37% improvement on our FY2024 guidance of $1.0M. This is a testament to brands finding value in our products and building inventories for their sell through to consumers. We also saw two brands debut products using our technology in 2024 and an additional brand finalize formulas for an expected debut in 2025, and we guided the market to expect 2025 revenues of at least $4.5M. We are still in the early innings of commercial acceptance of our products, and we will continue to work diligently as a team to capture the available opportunity for vegan silks. We continue to believe the total potential opportunity for our vegan silks is in the $3B+ per year range.
We also saw significant reductions in costs of goods (“COGS”) sold thanks to the tireless efforts of our team and suppliers to implement efficiencies in the production process and continue to pursue economies of scale. We saw reductions in COGS of more than 50% in 2024, which allowed us to pass along improved pricing to our customers and drive additional volume. Importantly, our guidance to achieve positive gross margins on b-silk and xl-silk in 2025 is on track. We achieved nearly break-even gross margin in Q4 2024, and we expect to achieve positive gross margins in FY 2025 and beyond.
Our funnel of customers engaged in our sales and development process grew from 43 as of September 2023 to over 148 at 2024 year end. These prospective customers are working through formulation and selection of products for potential launches in the quarters and years ahead, a part of the process that

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can take 8 to 24 months per product. At this phase of our launch cycle for vegan silks, we are focused on acquiring new customers to get their first vegan silk offering on the market, and we are working with our existing customers to explore the right combination of follow-on products. We feel this is a promising expansion of our customer funnel, and we believe this is a leading indicator for the business.

Look ahead to 2025
We feel we are well positioned to achieve our goals in 2025 and beyond. Our emphasis will be on four key pillars:
1.Growing topline revenue through increased market penetration with vegan silk products;
2.Continuing to reduce COGS for our products through efficiencies and scale;
3.Maintaining our price point to reach or beat our target gross margins; and
4.Continuing to exert tight control over overhead costs for the business.

We believe these four key pillars will allow us to continue progressing toward free cash flow and then expanding on our success to drive further growth, investment in adjacencies, and value for our shareholders.
Thank you to each shareholder for being a part of our journey at Bolt as we continue building way better materials for a way better world.

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boltthreads.com

Forward-Looking Statements
This letter contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this letter, including, without limitation, statements regarding the Company’s planned cost reductions, financial outlook, expected market opportunity and market acceptance, the Company’s business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will” or the negatives of these terms or variations of them or similar terminology.
Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: the Company’s history of net losses, ability to achieve or maintain profitability in the future; the Company’s ability to continue as a going concern; the Company’s ability to meet the continued listing requirements of Nasdaq could result in a delisting of its common stock; the Company’s ability to execute its business plan and adequately control its expenses or raise additional capital on favorable terms, if at all; the Company’s ability to generate sufficient cash to service its debt obligations; the Company’s dependence on sales of b-silk™ and xl-silk™ products; the Company’s reliance on a single or limited manufacturing partners and manufacturing facilities; costs of and availability for b-silk™ and xl-silk™ and the Company’s future products that are out of the Company’s control; pricing pressures if the Company’s costs of producing b-silk™ and xl-silk™ materially increase; the Company’s limited experience in marketing and selling b-silk™and xl-silk™; market acceptance of from consumer product companies; the Company’s ability to protect adequately its patents and other intellectual property assets; government regulations and private party actions relating to the marketing and advertising of cosmetic products that include b-silk™, xl-silk™ or other products the Company develops may restrict, inhibit or delay its ability to sell such products; and the other risks and uncertainties discussed under the caption “Risk Factors” included in the included in the Company’s prospectus on Form 424(b)(8) filed with the SEC on October 2, 2024, as such factors may be updated from time to time in its other filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are accessible on the SEC’s website at www.sec.gov and the Financials section of the Company’s website at www.boltprojectsholdings.com.
The Company cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. The Company undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

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Non-GAAP Financial Measures
In addition to the financial measures presented in this letter in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including free cash flow. The Company defines free cash flow as net cash provided by (used in) operating activities less payments for capital expenditures. The Company uses free cash flow as an indication of the strength of the Company and its ability to generate cash. The Company believes free cash flow is meaningful to investors as a useful measure of liquidity. Free cash flow should not be considered as a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. In addition, free cash flow should not be understood to mean that the entire free cash flow amount is available for discretionary expenditures.

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boltthreads.com